                       Exhibit 1

FORM OF UNDERWRITING AGREEMENT

[Date]

Ladies and Gentlemen:

Olin Corporation, a Virginia corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) [_________ principal amount of its debt securities] [_____________ shares of its preferred stock/common stock] (the “Offered Securities”).  [The Offered Securities will be issued under an indenture, dated as of ____, ____ (the “Indenture”), between the Company and ___________ as Trustee.]

1. Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, including a prospectus, relating to the registration of various securities, including the Offered Securities, to be sold from time to time by the Company.  The registration statement as amended to the date of this Agreement, that has been filed under the Securities Act of 1933, as amended (the “Securities Act”), including any information incorporated by reference therein and the information, if any, deemed pursuant to Rule 430B or 430C under the Securities Act to be part of the registration statement is hereinafter referred to as the “Registration Statement”; the prospectus included therein as of the date of the initial filing of the Registration Statement, as amended, including any prospectus furnished to you by the Company and attached to or used with a preliminary prospectus supplement or the Prospectus Supplement (as defined below) is hereinafter referred to as the “Basic Prospectus”.  The Basic Prospectus, as supplemented by the prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) (the “Prospectus Supplement”), relating to the Offered Securities, in the form furnished to you for use in connection with the offering of the Offered Securities is hereinafter referred to as the “Prospectus”.  If, prior to the execution and delivery of this Agreement, the Company has filed an abbreviated registration statement on Form S-3 to register additional Offered Securities pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference to the term Registration Statement, the Basic Prospectus, any preliminary form of prospectus previously filed with the Commission pursuant to Rule 424 of the Securities Act or the Prospectus shall include the documents incorporated therein by reference.  The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the

“Exchange Act”), that are deemed to be incorporated by reference in the Prospectus.  (i) At the time of initial filing of the Registration Statement, (ii) at the time of the most recent amendment or supplement thereto for the purposes of complying with Section 10(a)(3) of the Securities Act and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405.  The Registration Statement, except the Rule 462(b) Registration Statement, if any, is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act that initially became effective not earlier than three years prior to the date hereof and, if applicable, any Rule 462(b) Registration Statement (i) has been filed with the Commission and, if so filed, has become effective upon filing pursuant to Rule 462(b) under the Securities Act or (ii) is proposed to be filed with the Commission and, when so filed, will become effective upon filing pursuant to Rule 462(b) under the Securities Act; no notice of objection of the Commission to the use of the automatic shelf registration form pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) (i) Each document, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus or preliminary form of such Prospectus complied or will comply, in each case as of the date when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement as of the date it initially became effective, did not contain and at the time of each amendment or supplement thereto, as amended or supplemented, did not and will not, (x) as of the date it was so amended or supplemented, (y) as of the Effective Time and (z) as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus, as amended or supplemented, as of the date it initially became effective, complied and (x) at the time of each amendment or Supplement thereto (y) as of the Effective Time and (z) as of the Closing Date, complied and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus, as amended or supplemented, (x) as of the date thereof, (y) at the time of filing the Prospectus pursuant to Rule 424 and (z) on the Closing Date, does not contain and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended, of the Trustee or statements or omissions in the Registration Statement or the Prospectus or any other amendment thereof or supplement thereto based upon information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein.  “Effective Time” of the Registration Statement relating to the Offered Securities shall mean the time of the first contract of sale for the Offered Securities.

(c) (i) Each “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act (an “Issuer Free Writing Prospectus”), filed or to be filed pursuant to the Securities Act (to the extent required thereby) complied or will comply, in each case as of the date thereof, in all material respects with the Securities Act, (ii) as of the Applicable Time, the Issuer Free Writing Prospectus intended for general distribution to prospective investors, as specified in Schedule III hereto (a “General Use Issuer Free Writing Prospectus”), issued at or prior to the date hereof, the information relating to the principal amount and price of the Offered Securities set forth in Schedule I and the preliminary prospectus supplement including the accompanying Basic Prospectus, all considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) as of the Applicable Time, each Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any Issuer Free Writing Prospectus or preliminary prospectus supplement including the Basic Prospectus based upon information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters expressly for the use therein.  “Applicable Time” shall mean [___] [a.m./p.m.] on the date of this Agreement.

(d) Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, and except as set forth or contemplated in the General Disclosure Package and the Prospectus, neither the Company nor any of its Significant Subsidiaries (as defined below) has incurred any material liabilities or obligations, direct or contingent or entered into any material transactions not in the ordinary course of business, and there has not been any material adverse change in the consolidated financial position or results of operations of the Company and its subsidiaries taken as a whole.

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing would not result in a material adverse effect on the consolidated financial position or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(f) Each domestic subsidiary of the Company (any such subsidiary being identified on Schedule II hereto) which constituted a “significant subsidiary” within the meaning of Regulation S-X as of the end of the most recently completed fiscal year (each, a “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through wholly owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; none of the outstanding shares of capital stock of any such Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary.

(g) This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement.

(h) The Offered Securities have been duly authorized and, when [executed and authenticated in accordance with the provisions of the Indenture and] issued and delivered to the Underwriters against payment thereof as provided in this Agreement, will constitute valid and legally binding obligations of the Company [entitled to the benefits provided by the Indenture; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights from time to time in effect and to general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law]; and the Offered Securities [and the Indenture] will conform in all material respects to the description[s] thereof in the General Disclosure Package and Prospectus; and, except as described in the General Disclosure Package and Prospectus, the shareholders of the Company have no preemptive rights with respect to the Offered Securities.

(i) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or bylaws. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and in the Prospectus and compliance by the Company with its obligations hereunder and under the Indenture have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, result in (i) the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to any agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound, (ii) any violation by the Company or any of its Significant Subsidiaries of the provisions of the charter or bylaws of the Company or any Significant Subsidiary or (iii) any violation by the Company or any, of its Significant Subsidiaries of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, regulatory body, administrative agency, arbitrator or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their assets, properties or operations, except in the case of clauses (i) and (iii), where such breach, default or violation would not result in a Material Adverse Effect.

(j) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained and made under the Securities Act and such as may be required by the securities laws of the various states in connection with the offer and sale of the Offered Securities.

(k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described or any statues, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.

(l) The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(m) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to the Registration Statement.

2. Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of Offered Securities set forth opposite the name of such Underwriter in Schedule I hereto at the price indicated on Schedule I hereto (the “Purchase Price”).

It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

3. Delivery and Payment.  Delivery of and payment for the Offered Securities shall be made at 10:00 AM, New York City time in immediately available funds, on [     ], or such later date (not later than five business days after such specified date) as the Representatives and the Company shall mutually agree, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Offered Securities being herein called the “Closing Date”).

The Offered Securities shall be registered in such names and issued in such denominations as you shall request not later than one full business day prior to the Closing Date.  The Offered Securities shall be made available to you for inspection not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date.  The Offered Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer in immediately available funds to the account specified by the Company to the Underwriters (no later than noon on the Business Day prior to the Closing Date) at the office of counsel to the Underwriters, or such other place mutually acceptable to the Representatives and the Company.

4. Agreements.  The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Offered Securities, the Company will not use or file any Issuer Free Writing Prospectus nor file any amendment to the Registration Statement or supplement (including the Prospectus Supplement) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to such use or filing. Subject to the foregoing sentence the Company will cause the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424.  The Company will promptly advise the Representatives (i) when the Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when, prior to the termination of the offering of the Offered Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (v) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus supplement or the Prospectus or suspending any such qualification of the Offered Securities and, if any such order is issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time prior to the Closing Date, any event occurs as a result of which the General Disclosure Package as then amended or supplemented would include any untrue statements of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or if it shall be necessary to amend or supplement the General Disclosure Package to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission (to the extent required), subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance.

(c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statements of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance.

(d) As soon as practicable, the Company will make generally available to its securityholders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e) The Company will furnish to each of the Representatives and counsel for the Underwriters, without charge, a copy of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of any preliminary prospectus or related preliminary prospectus supplement, the Prospectus and any amendments thereof and supplement thereto and each Issuer Free Writing Prospectus (if applicable) as the Representatives may reasonably request.  The Company will pay the expenses of printing related to the offering.

(f) The Company will use its reasonable efforts to qualify the Offered Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate in writing to the Company not later than the Closing Date, will maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities or to execute or file any consent to service of process in any jurisdiction.

(g) Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the Securities Act.

5. Agreements of the Underwriters.  (a) Each Underwriter represents and agrees with the Company that, unless it has obtained the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Securities Act, required to be filed with the Commission.

(b) The Company consents to the use by any Underwriter of a free writing prospectus that (i) contains only information describing the preliminary terms of the Offered Securities or their offering or information that describes the final terms of the Offered Securities or their offering and that it is included in or is subsequently included in the Prospectus, including by means of a pricing term sheet in the form of Schedule I hereto, or (ii) does not contain any material information about the Company or their securities that was provided by or on behalf of the Company, it being understood that and agreed that the Company shall not be responsible to any Underwriter for liability arising from any inaccuracy in such free writing prospectus referred to in clause (i) or (ii) as compared with the information in the Registration Statement, the Prospectus or the General Disclosure Package.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company made in certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any related supplement, shall have been filed in the manner and within the time period required by Rule 424; each Issuer Free Writing Prospectus shall have been filed (to the extent required) in the manner and within the time period required by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened.

(b) The Company shall have furnished to the Representatives the opinion of George H. Pain, Esq., Vice President, General Counsel and Secretary of the Company, dated the Closing Date, to the effect that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia with corporate power to own its properties and conduct its business as described in the Prospectus;

(ii) the Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, which requires such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(iii) each subsidiary of the Company (any such subsidiary being identified in such opinion) which constituted a “significant subsidiary” within the meaning of Regulation S-X as of the end of the most recently completed fiscal year (each, a “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with corporate power to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect;

(iv) [the execution and delivery of the Indenture and] the issuance of the Offered Securities and the performance by the Company of its obligations under this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument material to the Company and its subsidiaries, taken as a whole and known to such counsel, or, to the knowledge of such counsel, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties;

(v) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries, which alone or in the aggregate is material to the Company and its subsidiaries taken as a whole which is not adequately disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.  To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments to which the Company or any of the Significant Subsidiaries is a party or to which any of their respective properties or assets is subject that would be required to be described in, or filed as exhibits to, the Registration Statement, the General Disclosure Package and the Prospectus that have not been so described or filed; and the statements included or incorporated in the General Disclosure Package and the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company and its subsidiaries fairly summarize such matters in all material respects;

(vi) the Company is not an “investment company” within the meaning of the Investment Company Act of 1940.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.  References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

(c) The Company shall have furnished to the Representatives a letter from George H. Pain, Esq., Vice President, General Counsel and Secretary of the Company, dated the Closing Date, to the effect that such counsel has no reason to believe that (i) on the date hereof the Registration Statement (except for the financial statements and other information of an accounting, statistical or financial nature included therein, as to which such counsel does not express any view), was not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, on the date such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) that the General Disclosure Package, as of the Applicable Time, or the Prospectus, at the Closing Date, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of an accounting, statistical or financial nature included therein, as to which such counsel does not express any view).

(d) Hunton & Williams LLP, Virginia counsel to the Company, shall have furnished to the Representatives an opinion, dated the Closing Date, to the effect that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia with corporate power to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus [and to execute and deliver the Indenture] and to authorize, create and issue the Offered Securities;

(ii) [the Indenture has been duly authorized, executed and delivered by the Company;]

(iii) no consent, authorization, order of approval of any Virginia government agency or body, or to such counsel’s knowledge, any court thereof, is required on the part of the Company for the execution and delivery of this Agreement or for the issuance and sale of the Offered Securities, the consummation of any other of the transactions contemplated in the Agreement [or the execution and delivery of the Indenture], except such as may be required under the securities laws of the Commonwealth of Virginia;

(iv) the Offered Securities have been duly authorized and, when issued, paid for and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of such Offered Securities will not be subject to any preemptive or similar rights created by the Virginia Stock Corporation Act or the Restated Articles of Incorporation or bylaws of the Company;

(v) this Agreement has been duly authorized, executed and delivered by the Company;

(vi) none of the issue, delivery and sale of the Offered Securities, the consummation of any of the other transactions contemplated in this Agreement or the fulfillment of the terms of this Agreement [or the execution and delivery of the Indenture] will conflict with or result in a breach of the Restated Articles of Incorporation or bylaws of the Company or any order, decree or regulation, known to such counsel to be applicable to the Company, of any court, regulatory body, administrative agency or governmental body of the Commonwealth of Virginia; and

(vii) the statements in the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock” insofar as such statements purport to constitute summaries of the terms of Virginia statutes, constitute accurate summaries of the terms of such statutes in all material respects.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Virginia or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (d) include any supplements thereto at the Closing Date.

(e) Cravath, Swaine & Moore LLP, special counsel for the Company, shall have furnished to the Representatives an opinion, dated the Closing Date, to the effect that:

(i) [assuming that the Indenture has been duly authorized, executed and delivered by the Company, the Indenture will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally, and except that such counsel may advise that the enforceability of the Indenture is subject to the effect of general principles of equity including, without limitation, concepts or materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and, if applicable, is subject to provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed in United States dollars;

(ii) ] assuming the Offered Securities have been duly authorized, when [executed and authenticated in accordance with the provisions of the Indenture and] delivered to and paid for by the Underwriters pursuant to this Agreement, the Offered Securities will constitute legally valid and binding obligations of the Company, [entitled to the benefits of the Indenture and] enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights from time to time in effect and to general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and, if applicable, is subject to provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed in United States dollars;

[(iii) the Indenture has been duly qualified under the Trust Indenture Act;]

(iv) the Offered Securities conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus;

(v) no authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal or New York governmental authority or regulatory body is required for the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act, [the Trust Indenture Act] and such as may be required under the state securities laws of any jurisdiction in connection with the purchase and distribution of Offered Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

(vi) the Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act that initially became effective not earlier than three years prior to the date hereof; the Prospectus was filed with the Commission pursuant to Rule 424 of the Rules and Regulations on or about the date hereof and no stop order suspending the effectiveness of the Registration Statement has been issued, and, to such counsel’s knowledge, no proceeding for that purpose is pending or threatened by the Commission.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (e) include any supplements thereto at the Closing Date.

(f) The Company shall have furnished to the Representatives a letter of Cravath, Swaine & Moore LLP, dated the Closing Date, to the effect that although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, the limitations inherent in the role of outside counsel are such that such counsel cannot and does not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement, the General Disclosure Package and the Prospectus, except insofar as such statements relate to such counsel and as set forth in paragraph (iv) above. Subject to the foregoing, such counsel confirms to the Underwriters, on the basis of the information gained in the course of the performance of the services rendered, that the Registration Statement on the date such Registration Statement became effective, the General Disclosure Package, as of the Applicable Time, and the Prospectus, as of the Closing Date (in each case except for the financial statements and other information of an accounting, statistical or financial nature included herein, as to which such counsel does not express any view), appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Furthermore, subject to the foregoing, such counsel advises the Underwriters that such counsel’s work in connection with this matter did not disclose any information that gave such counsel reason to believe that the Registration Statement on the date such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the General Disclosure Package, as of the Applicable Time, or the Prospectus, at the Closing Date, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of an accounting, statistical or financial nature included therein, as to which such counsel does not express any view). Such counsel may state that the documents incorporated by reference in the General Disclosure Package and the Prospectus were prepared and filed by the Company without its participation.

(g) The Representatives shall have received from counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Offered Securities, the Registration Statement, the General Disclosure Package, the Prospectus (together with any, supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the President or any Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package, the Prospectus, any supplement to the Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the consolidated financial position or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the General Disclosure Package and the Prospectus.

(i) At the Closing Date, KPMG LLP, who has certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, as then amended and supplemented, shall have furnished to each Representative a letter, dated the Closing Date, in form and substance reasonably satisfactory to such Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Company contained in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, as then amended or supplemented.

In addition, on the date hereof, such accountants shall have furnished to the Representatives a letter or letters, dated as of the date hereof, in form and substance satisfactory to the Representatives, to the effect set forth above.

(j) Subsequent to the execution of this Agreement and prior to the Closing Date, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change or any development involving a prospective change, which will result in a material adverse change in the consolidated financial position or results of operations of the Company and its subsidiaries, taken as whole, which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so adverse as to make it impractical or inadvisable to enforce contracts of sale for the Offered Securities.

(k) Subsequent to the execution of this Agreement and prior to the Closing Date, there shall not have been any decrease in the ratings of any of the Company’s debt securities by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation.

(l) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

7. Reimbursement of Underwriters’ Expenses.  If the sale of the Offered Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally promptly following demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Securities against receipt of a statement in reasonable detail of such expenses.

8. Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Offered Securities as originally filed or in any amendment thereof, or in the General Disclosure Package, or in any amendment thereof, or supplement thereto, or in the Basic Prospectus, any preliminary prospectus or related preliminary prospectus supplement or the Prospectus, or in any amendment thereof, or supplement thereto, or in any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter (but excluding the proviso clauses thereof), but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the statements set forth in the [    ] paragraphs in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel under this provision for all indemnified parties taken together.  An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Offered Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Offered Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Offered Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statement or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Offered Securities set forth opposite the names of all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Offered Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such nondefaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any nondefaulting Underwriters or the Company.  In the event of default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Offered Securities, if prior to such time any of the following shall have occurred:  (i) trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices of securities shall have been required, on said exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iii) any outbreak or escalation of hostilities or other national or international calamity or crisis, if the effect of such outbreak, escalation, calamity or crisis would, in the Representatives’ reasonable judgment, make the offering or delivery of the Offered Securities impracticable.

11. Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or faxed and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 190 Carondelet Plaza, Suite 1530, Clayton, Missouri 63105, Attention of the Secretary.

13. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

15. Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

OLIN CORPORATION,

           By:

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified above.

By:  [                             ]

By:  [                 ]

Name:

Title:

For themselves and the other several
Underwriters, if any, named in
Schedule I to the foregoing Agreement.